Exhibit 20.3
Page 1 of 3

Navistar Financial 1994-B Owner Trust
For the Month of January 1997
Distribution Date of February 18, 1997

Original Pool Amount                      $215,029,773.64

Beginning Pool Balance                     $62,197,239.05
Beginning Pool Factor                           0.2892494

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay)      $3,527,508.47
  Interest Collected                          $464,372.26

Additional Deposits:
  Repurchase Amounts                                $0.00
  Liquidation Proceeds/Recoveries               $4,737.98
Total Additional Deposits                       $4,737.98

Repos/Chargeoffs                               $30,042.33
Aggregate Number of Notes Charged Off                  24

Total Available Funds                       $3,996,618.71

Ending Pool Balance                        $58,639,688.25
Ending Pool Factor                              0.2727050

Servicing Fee                                  $51,831.03

Repayment of Servicer Advances                      $0.00

Reserve Account:
  Beginning Balance                         $4,319,635.24
  Target Percentage                                  6.50%
  Target Balance                                      N/A
  Minimum Balance                           $4,300,595.47
  (Release)/Deposit                           ($19,039.77)
  Ending Balance                            $4,300,595.47

Current Weighted Average APR:                       8.794%
Current Weighted Average Remaining Term (months):   22.04

                                            Dollars       Notes
Delinquencies:
Installments:
     1-30 days                             631,856.52      426
    31-60 days                             177,793.73      126
    60+ days                                73,021.44       45

    Total                                  882,671.69      445

  Balances:  60+ days                      672,439.19       45

Memo Item - Reserve Account
  Prior Month                           $4,300,595.47
  + Invest. Income                          19,039.77
  + Transfer from Collection Account             0.00
    Beginning Balance                   $4,319,635.24

Exhibit 20.3
Page 2 of 3

Navistar Financial 1994-B Owner Trust
For the Month of January 1997

                                      TOTAL          NOTES         CERTIFICATES
Original Pool Amount
 Distributions:                   $215,029,773.64  $207,503,000.00  $7,526,773.64
 Distribution Percentages                                   96.50%          3.50%
 Coupon                                                     6.400%         6.625%

Beginning Pool Balance             $62,197,239.05
Ending Pool Balance                $58,639,688.25

Collected Principal                 $3,527,508.47
Collected Interest                    $464,372.26
Charge-Offs                            $30,042.33
Liquidation Proceeds/Recoveries         $4,737.98
Servicing                              $51,831.03
Cash Transfer to Reserve Account             0.00
  Total Collections Available
    for Debt Service                $3,944,787.68

Beginning Balance                  $61,793,514.15   $59,630,009.58  $2,163,504.57
Interest Due                          $329,971.07      $318,026.72     $11,944.35
Interest Paid                         $329,971.07      $318,026.72     $11,944.35
Principal Due                       $3,557,550.80    $3,433,036.52    $124,514.28
Principal Paid                      $3,557,550.80    $3,433,036.52    $124,514.28

Ending Balance                     $58,235,963.36   $56,196,973.06  $2,038,990.30
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)                0.2708248703   0.2708983149

Total Distributions                 $3,887,521.87    $3,751,063.24    $136,458.63

Interest Shortfall                          $0.00            $0.00          $0.00
Principal Shortfall                         $0.00            $0.00          $0.00
 Total Shortfall (required from Reserve)    $0.00            $0.00          $0.00

Excess Servicing                       $57,265.81

Beginning Reserve Account Balance   $4,319,635.24  See also Memo Item on Page 1 regarding Reserve Account
(Release)/Draw                        ($19,039.77)
Ending Reserve Account Balance      $4,300,595.47

Exhibit 20.3
Page 3 of 3

Navistar Financial 1994-B Owner Trust
For the Month of January 1997


Trigger Events:  A) Loss Trigger
                 B) Delinquency Trigger
                 C) Noteholders Percent Trigger

                                     5                4                 3               2                1
                                  Sep 1996         Oct 1996          Nov 1996        Dec 1996         Jan 1997

Beg. Pool Balance              $76,441,016.22   $72,882,260.13   $69,133,032.09   $65,493,264.29   $62,197,239.05

A) Loss Trigger:
Principal of Contracts
  Charged off                     $126,504.53      $115,168.44       $39,429.67       $44,376.01       $30,042.33
Recoveries                         $23,637.33      $198,276.20      $149,234.37       $60,818.33        $4,737.98

Total Charged off
  (Months 5,4,3)                  $281,102.64
Total Recoveries
  (Months 3,2,1)                   214,790.68
Net Loss/(Recoveries)
  for 3 Mos.                       $66,311.96(a)

Total Balance (Months 5,4,3)  $218,456,308.44(b)

Loss Ratio Annualized [(a/b)(12)]      0.3643%

Trigger: Is Ratio> 1.5%                    No

B) Delinquency Trigger:
   Balance delinquency 60+ days                                     $383,327.14      $937,828.61      $672,439.19
   As % of Beginning Pool Balance                                      0.55448%         1.43195%         1.08114%
   Three Month Average                                                 0.44417%         0.71253%         1.02252%

Trigger: Is Average> 2.0%                  No

C) Noteholders Percent Trigger:        2.0000%
   Ending Reserve Account Balance
    not less than 1% of Initial
    Aggregate Receivables Balance

Trigger:  Is Minimum < 1.0%           No

  Navistar Financial Corporation


by:  /s/ R. W. CAIN
         R. W. CAIN
         Vice President and Treasurer